Exhibit 99.1

Termination Agreement
Party A: Sino Green Land Corporation
Party B: Xueyan Lin
Party C: Well Best Group Limited
Party D: Zheng Feng Holdings Limited

Whereas,
A.	Party A signed the construction agreements with Party B, Party C and Party D in Jan 2011, which stipulated as follows:
1.	Party B got the leasing rights for the Metro Green buildings,
2.	Party A entrusted Party B, Party C and Party D to construct the buildings with expenses of RMB55,708,800,
3.	After Party A has paid the expenses, Party A got 18 years of using rights of the buildings.
4.	Party A had the right to make the payment by either cash or stocks.
B.	All parties have agreed that Party A could issue stocks to make the payment.
Considering the bad stock market, all parties have reached the following agreement:
1.	Party B, Party C and Party D should return the company all stock they have within 3 days after signing this agreement.
2.	Party A will return the using right to Party B, Party C and Party D.
3.
Party A will compensate Party B, Party C and Party D for 2 years after signing this agreement, and will pay Party B, Party C and Party D 1/12 basic bank loan interest every month based on total construction expenses of RMB 55,708,800 yuan. Details are as follows:

Basic interest rate is 6.56%, so Party A will pay Party B, Party C and Party D RMB116,015, 116,015 and 72,509, totaling RMB 304,541.44 on 10th of very month.
4.	Party A has no further obligations of paying the RMB 55,708,800 yuan.
5.	There are no further liabilities and obligations among all parties.
6.	All disputes would be settled by arbitration.

SINO GREEN LAND CORPORATION

/s/  Xiong Luo
Xiong Luo

For and on behalf of
WELL BEST GROUP LIMITED
By:
 Authorized Signature(s)

For and on behalf of
ZHENG FENG HOLDINGS LIMITED
By:
            Authorized Signature(s)